                                                                    EXHIBIT 10.3

                              CONSULTING AGREEMENT


     This Agreement is made and entered into this 11th day of July, 1997, between Interactive Objects, Inc. (the "Company") and Northwest Capital Partners, L.L.C. (the "Consultant"), and sets forth the terms and conditions upon which the Consultant will act as financial advisor to the Company in connection with the completion of the financing described in Exhibit "A" attached hereto (the "Financing").

     In consideration for the mutual promises and covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. PURPOSE. The Company hereby engages the Consultant during the term hereof to arrange financing, as a finder, for the Company upon terms and conditions as set forth herein and in accordance with the requirements set forth in Exhibit "A" (the "Financing"). Consultant shall also have a right of first refusal to consult with the Company regarding appropriate financings subsequent to the Financings set forth in Exhibit "A" for a period of three years following the term of this Agreement.

     2. TERM. The term of this Agreement shall be for a period of 36 months, provided that the Interim Financing shall be completed no later than August 30, 1997. An offering pursuant to Rule 504 or other applicable Rule adopted pursuant to the Securities Act of 1933, as amended (the "Act"), shall be completed within 30 days of the Company's approval and, following the quotation of the Company's common stock on the NASD OTC Bulletin Board and a third round of financing, shall be completed within the 90 day period following the date the Company's common stock is quoted on the NASD OTC Bulletin Board.

     3. DUTIES OF THE CONSULTANT. During the term hereof, Consultant shall provide the Company with the benefit of its best judgment and efforts to complete the Financing on a reasonable business basis in accordance with the requirements set forth in Exhibit "A." It shall be Consultant's duty to suggest and evaluate from the standpoint of financial soundness, the Company's business plans and programs, corporate financial structures, and corporate organization, and any other financial matters involving the Company. In connection with the financing contemplated by this Agreement, Consultant agrees that it will advise and work with the Company to complete the Financing successfully in accordance with Rule 504 or other applicable Rule under the Act and the related and applicable Blue Sky laws of the states in which the financing is completed. Consultant shall advise the Company of each proposed broker or other financing or referral source identified by Consultant prior to authorizing any participation in the Financing. Consultant shall use its best efforts, after receiving information from Company sufficient to comply with the informational requirements of Rule 15c2-11 under the Securities Exchange Act of 1934 (the "1934 Act"), to arrange for the shares of common stock of the Company to be quoted on the NASD OTC Bulletin Board either by direct application and approval through the NASD or by reverse merger. The Company and the Consultant shall review the potential filing of a Form 10 (1934 Act form) with the U.S. Securities and Exchange Commission following the Second Stage Financing.
Company agrees that it will accept Financing amounts at each closing contemplated by Exhibit "A" which are in excess of the amounts in Exhibit "A" if Consultant is able to raise such additional amounts in accordance with the appropriate disclosure and the securities registration exemption provisions of the Act and the relevant Blue Sky laws. Consultant's duties shall also include, but not be limited to:

     3.1 Assist the Company's management in the development and execution of a strategic short-term, intermediate term and long-term financial plan;

     3.2  Assist the Company in the negotiation of the terms of the Financings;

     3.3 Assist the management of the Company in connection with inquiries made by or on behalf of any proposed brokers and investors;

     3.4 Assist the management of the Company in the preparation of presentation materials for the purpose of pursuing the Financing;

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     3.5  Using its best efforts, on terms acceptable to the Company, to arrange the Financings as described in Exhibit "A" attached hereto.

     3.6 If the Company and the Consultant determine that a direct application to the NASD is not in the best interest of the Company and determine that the Company go public by way of a reverse merger with an existing publicly traded company the Consultant will be responsible for the location and acquisition of such public company including all costs associated with its acquisition.

     4.   CONSULTANT'S COMPENSATION.

     4.1 The Company shall pay Consultant a fee of $3,000 for each month or partial month this Agreement has been in effect, providing that such payment shall be paid, as accrued. at the closing of the Interim Financing and then continuing through the closing of the Second and Third Stage Financings, as described in Exhibit "A," by the Consultant. Such fee shall be payable commencing with the signing of this Agreement and monthly thereafter to the date of each closing, payable at the time of such closing. Upon the closing of the Third Stage of Financing. the fee shall be increased to $4,000 per month for an additional 36 months, for duties to be mutually agreed upon by the parties.

     4.2 The Company agrees that, at the closing of the Interim Financing, as described in Exhibit "A," by the Consultant or at the time the Company goes public, the Company will issue to the Consultant 1,200,000 shares of common stock of the Company. The Consultant's shares shall be held in escrow by the Company's lawyer pursuant to an escrow agreement that releases the Consultant's shares to the Consultant based upon the following terms and conditions:

     Upon the completion of the Interim Financing. as described in Exhibit "A", the Consultant shall have earned 600,000 shares of the Company and such shares will be delivered to the Consultant. Upon the completion of the Second Stage Financing, as described in Exhibit "A", the Consultant shall have earned an additional 300,000 shares of the Company and such shares will be delivered to the Consultant. Upon the completion of the Third Stage Financing, as described in Exhibit "A", the Consultant shall have earned an additional 300,000 shares of the Company and such shares will bc delivered to the Consultant. Upon the Company's receipt of the aggregate amount of $1,150,000 through any combination of the Interim, Second or Third Stage financings as described in Exhibit "A", the Consultant shall have earned all 1,200,000 shares of the Company and such shares will be delivered to the Consultant. In the event that the Company terminates this agreement the Company retains the right to purchase all of the Consultant's shares that remain in escrow for $0.01 per share.

     4.3 The Company agrees that it shall reimburse Consultant for reasonable, out-of-pocket expenses incurred by Consultant in performing the services provided pursuant to this Agreement, provided that such out-of-pocket expense reimbursement shall not exceed $3,000 in any calendar month or partial month, and provided that any expenses in excess of $500 in any calendar month shall require advance approval by the Company. Such reimbursement shall be paid upon the within 15 days of the Company's receipt of the Consultant's invoice. Such reimbursement may be claimed for any month commencing with the signing of this Agreement and monthly thereafter to the date of each closing, payable within 15 days of receipt.

     4.4 If the Consultant is unsuccessful in introducing investors to the Company (either directly or through a broker) who would be willing to fund the Financings contemplated in Exhibit "A" within the time periods set forth, this Agreement may be terminated at the Company's discretion, unless otherwise extended by mutual consent. Such consent will be implied should thc Company be in or continue negotiation with investors which should reasonably result in successful Financing or should the Company accept funds from one of the sources introduced to the Company by the Consultant during this period. Following termination, however, Consultant will be entitled to tile consideration above as to those stages of the Financing completed and in the event that after termination a financing of any kind or amount is consummated with any party introduced to the Company by the Consultant during a period of twelve months after termination of this Agreement.

     5.   INDEMNIFICATION.

     5.1 The Company agrees to indemnify the Consultant, its agents and employees against any and all claims, lawsuits, and litigation arising from representations of the Company made to Consultant or prospective

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investors concerning its business plan and financial condition. Such indemnification shall include reasonable attorney's fees to defend any such actions or claims.

     5.2 The Consultant agrees to indemnify the Company, its agents and employees against any and all claims, lawsuits, and litigation arising from representations of the Consultant made to prospective investors concerning the Company except for those representations constituting information provided by the Company. Such indemnification shall include reasonable attorney's fees to defend any such actions or claims.

     5.3 Promptly after receipt by an indemnified party of notice of any claim or commencement of any action in respect of which indemnity may be sought, the indemnified party will notify the indemnifying party in writing of the receipt or commencement thereof and the indemnifying party shall have the right to assume the defense of any such claim or action (including the employment of counsel reasonably satisfactory to the indemnified party and the payment of fees and expenses of such counsel), after which the indemnifying party shall not be liable to the indemnified party for any legal fees incurred by the indemnified party in connection with the defense of such claim or action. Notwithstanding the prior sentence, the indemnified party shall have the right to control its defense if, in the opinion of its counsel, the indemnified party's defense is unique or separate to it, as the case may be, as opposed to a defense pertaining to the indemnifying party. In such event., the indemnified party shall have the right to retain counsel reasonably satisfactory to the indemnifying party at the indemnifying party's expense, to represent it in any claim or action in respect of which indemnity may he sought and agrees to cooperate with the indemnifying party and the indemnifying party's counsel on the defense of any such claim of action, it being understood, however, that the indemnifying party shall not in connection with any such claim or action or separate but substantially similar or related claim or action in the same jurisdiction arising out of the same general circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys, unless the defense of one indemnified party is unique or separate from that of another indemnified party subject to the same claim or action. No party shall be liable for any settlement of any claim or action effected without its written consent.

     6. REPRESENTATION AND WARRANTIES. Company represents and warrants as follows:

     6.1 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Washington and is qualified as a foreign corporation where required.

     6.2 The shares of common stock of the Company which will be delivered to the investors and Consultant will be duly authorized and validly issued and fully paid and nonassessable.

     7. CONDITIONS PRECEDENT. Consultant's duties to use its best efforts to complete the Financings contemplated herein shall be subject to:

     7.1 The Company will not change or modify the Company's capital structure without the prior written consent of Consultant, which consent shall not be unreasonably withheld.

     7.2 The Company will submit quarterly budgets to Consultant during the period of the Financing and for one year after successful completion of the Financing.

     7.3 The Company will provide all pertinent information in connection with the Company's assets, including, but not limited to, all tangible and intangible assets, and all copyright and trademark information.

     7.4 The Company shall have received executed employment agreements from each of its officers and directors and other key individuals in a form reasonably appropriate in accordance with industry standards.

     7.5 The Company will provide Consultant with all information and verifications thereof which Consultant or its legal counsel may reasonably request from the Company in a manner and form satisfactory to Consultant and its legal counsel.

     7.6 Receipt by Consultant of suitable financial Statements of the Company that are in form and substance satisfactory to Consultant, in its sole discretion. The Company shall provide financial statements consisting of a balance sheet and a related statement of income for the period then ended, which fairly present the financial condition of each as of their respective dates and for the periods involved, and such statements shall be

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prepared in accordance with generally accepted accounting principles consistently applied or upon such other basis as the parties shall mutually agree and for the periods mutually agreed upon among the parties.

     7.7 All existing shares of the Company have or will be issued in accordance to Rule 4(2) of the 1933 Act and consequently, such securities will be "Restricted Securities" as such term is defined in Rule 144 as promulgated under the 1933 Act and thus will be subject to certain resale limitations as contained in Rule 144 and the certificates shall bear the following restrictive legend limiting their resale under Rule 144 of the Act.

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED PURSUANT TO A TRANSACTION EFFECTED IN RELIANCE UPON SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE NOT BEEN THE SUBJECT OF A REGISTRATION STATEMENT UNDER TIJE ACT OR ANY STATE SECURITIES ACT. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR APPLICABLE EXEMPTION THEREFROM UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES ACT."

     8.   CONDITIONS SUBSEQUENT.

     8.1 For a period of three years from the date of closing of a Financing arranged by Consultant pursuant to this Agreement, the Company will provide Consultant, at its expense, following a reasonable request by Consultant for the purpose of reviewing and/or protecting the Company's shareholder's interests, with copies of stock transfer sheets from the Company's Transfer Agent, as well as weekly DTC Reports from the Depository Trust Company to the extent such reports can be made available to a party that is not an affiliate of the Company, and will provide Consultant with all publicly available financial reports and publicly available reports of material developments regarding the Company and its compliance with laws and regulations applicable thereto.

     8.2 For a period of three years after the date that the Company's shares of common stock commence trading on the NASD OTC Bulletin Board, the Company's executive officers and directors who own at least five percent (5%) of the Company's common stock ("Principal Stockholders") and the Company shall provide the Company with the right of first refusal with respect to any offering (public or private) of the Company's securities by either the Company or the Principal Stockholders involving more than 1000 shares of stock.

     For a period of three years after the date that the Company's shares of common stock commence trading on the NASD OTC Bulletin Board, the Company's executive officers and directors who own at least five percent (5%) of the Company's common stock ("Principal Stockholders") and the Company shall provide the Consultant with the second right of first refusal with respect to any offering (public or private) of the Company's securities by either the Company or the Principal Stockholders involving more than 1000 shares of stock.

     For a period of three years after the date that the Company's shares of common stock commence trading on the NASD OTC Bulletin Board, the Company's executive officers and directors who own at least five percent (5%) or the Company's common stock ("Principal Stockholders") and the Company shall provide the other Principal Stockholders of the Company with the third right of first refusal with respect to any offering (public or private) of the Company's securities by either the Company or the Principal Stockholders involving more than 1000 shares of stock.

     8.3 The Company's officers and directors will use their best efforts to cause each Principal Shareholder and each other holder of 5% or more of the Company's common stock to enter into an agreement with Consultant pursuant to the terms of which each such person shall agree not to sell any shares owned by such person on the NASD OTC Bulletin Board, for a period of twelve months after the date that the Company's shares of common stock commence trading on the NASD OTC Bulletin Board, without Consultant's prior written consent, which consent will not be unreasonably withheld. Provided that each such person may sell up to 1,000 shares every three months after the first 180 days has passed after the date that the Company's shares of common stock commence trading on the NASD OTC Bulletin Board.

     8.4 Consultant shall be entitled for a period of five years to nominate a director for the Company's board of directors which the Company's existing directors will support. Such director shall be paid the same salary as other directors (for director's duties performed) and shall participate in all bonus programs granted to the Company's board of directors.

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     9.   TERMINATION OF RELATIONSHIP.  This Agreement shall terminate upon the happening of any one of the following events:

     9.1 Either party may terminate this Agreement upon ten days written notice to the other that a material breach by the other of the terms or covenants of this Agreement shall have occurred and such breach shall not have been cured within ten days after such notice.

     9.2 Either party shall have the right (but not the obligation) to terminate this Agreement upon written notice to the other party if such terminating party reasonably determines that the other party or any of its directors, officers or controlling shareholders has engaged in any unlawful, wrongful, or fraudulent act.

     9.3 Either party shall have the right (but not the obligation) to terminate this Agreement upon written notice to the other party if such terminating party shall determine that any material fact concerning the other party represented to them during the course of performing their undertakings under this Agreement are misstated or untrue or that the other party bas intentionally failed to provide the terminating party with material facts concerning the other party.

     9.4 Either party may terminate this Agreement at any time: (i) in the event of war; (ii) in the event of any material adverse change in the business, property or financial condition of the Company (of which terminating party shall be the sole judge); (iii) in the event of any action, suit or proceeding at law or at equity against the Company or Consultant, or by any Federal, State or other commission or agency where any unfavorable decision would materially adversely affect the business, property, financial condition or income of a party; (iv) in the event of adverse market conditions of which event the terminating party is to be the sole judge. Further, Consultant's commitment will be subject to receipt by Consultant of all information and verifications thereof which Consultant or their counsel may reasonably request from the Company in a manner and form satisfactory to Consultant.

     In the event of Termination by Consultant, upon grounds stated herein above, Consultant shall be entitled to accrued fees and expense reimbursements and shares otherwise payable shall be paid as though this Agreement was not terminated.

     10.  MISCELLANEOUS.

     10.1 Authorization. This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

     10.2 Notices. Any notice or other communication required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given or served for all purposes if delivered personal]y or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

     To Consultant:                    Northwest Capital Partners, L.L.C.
                                       Mr. Brent Nelson
                                       10900 NE 8th Street., Suite 900
                                       Bellevue, Washington  98004

     To the Shareholders
     and to the Company:               Interactive Objects, Inc.
                                       Mr. Ryan Smith
                                       17720 NE 65th Street, Suite 202
                                       Redmond, Washington  98052

     10.3 Validity; Complete Agreement. The validity and enforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof. This Agreement sets forth the entire understanding and embodies the entire agreement of the parties with respect to the subject matter covered hereby and supersedes all prior or contemporaneous oral or written agreements, understandings, arrangements, negotiations or communications among the parties hereto.

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     10.4   Amendment.  This Agreement shall not be modified or amended except by written agreement of the parties hereto.

     10.5 Governing Law. This Agreement shall be governed by the laws of the state of Washington giving effect to that state's conflict of laws principle.

     In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

NORTHWEST CAPITAL PARTNERS, L.L.C.


By:  /s/ Brent Nelson
   -------------------------
     Brent Nelson, President

INTERACTIVE OBJECTS, INC.


By:  /s/ Ryan Smith
   -------------------------
     Ryan Smith, President

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                                  EXHIBIT"A"

                           Interactive Objects, Inc.
                            Financing Requirements

                  Attached hereto and made a part hereof the Agreement between Interactive Objects, Inc.
                    and Northwest Capital Partners.  L.L.C.

                              Dated July 11, 1997

MINIMUM AMOUNT                                            APPROXIMATE DATE
--------------                                            ----------------
$250,000 (Interim Financing, (1)                           August 31. 1997

$400,000 (Second Stage Financing, (2)                     October 31, 1997

$500,000 (Third Stage Financing, (3)                     December 31, 1997

Future financings as required, (4)

(1) The price per share of common stock shall be determined by the Company following consultation with Consultant.

(1) The term "Interim Financing" as used in the Agreement shall include segment I above.

(2) The price per share of common stock shall be determined by the Company following consultation with Consultant.

(2) Within 30 days of the Company's approval and following the quotation of the Company's common stock on the NASD OTC Bulletin Board.

(3) The price per share of common stock shall be determined by the Company following consultation with Consultant.

(3) Within 90 days of the Company's approval and following the quotation of the Company's common stock on the NASD OTC Bulletin Board.

(4) Within 9 months after the date the Company's common stock is quoted on the NASD OTC Bulletin Board, provided that the Company has subsequently filed with the U.S. Securities and Exchange Commission a Form 10 pursuant to
     Section 12(g) of the 1934 Act.

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                           INTERACTIVE OBJECTS, INC.
                        APPROVAL OF CAPITAL RESTRUCTURE

The undersigned hereby agree to revise the Capital Structure of Interactive Objects, Inc. as indicated below. Furthermore. the undersigned agree to allow the Interactive Objects, Inc. Compensation Committee to grant stock options from those shares of stock reserved in the Employee Pool to new or existing hires., in accordance with the option package structure guidelines to be determined by the Interactive Objects, Inc. Compensation Committee, and at the Committee's discretion.

Signed this 11th day of July, 1997 by:


 /s/ Brent Nelson
----------------------
Brent Nelson
President, Northwest Capital Partners, L.L.C.


 /s/ Ryan Smith
----------------------
Ryan Smith
President, Interactive Objects, Inc.

                       Number of Shares of Common Stock

Shareholder                   Present                    After Restructuring

Ryan Smith                    210,000                         1,680,000
Steve Jackson                  80,000                           640,000
Jay Paulson                   200,000                         1,600,000
John Guarino                  150,000                         1,200,000
Thad Wordall                  130,000                         1,040,000
Past Employees                 12,000                            96,000
Stock Option (pool)            10,000                           500,000 (pool)
Northwest Capital                   0                         1,200,000
                              -------                         ---------
TOTAL                         792,000                         7,956,000


Financing Required             Dollars Received        # of Shares to be Issued

Immediate                         $  250,000
3 - 6 months                      $  900,000
                                  ----------           ------------------------
TOTAL                             $1,150,000           less than or = 4,400,000

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